UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2017

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 775-0515
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2017, we entered into an Employment Termination and Release Agreement (the “Agreement”) with our Vice President of Research Karen Chapman in connection with her resignation.  Dr. Chapman’s employment will terminate on March 22, 2017.

We will pay Dr. Chapman an annual bonus of $69,000 based on her performance as an OncoCyte employee during 2016, and she will be entitled to receive payments of installments of her regular base salary, any paid time off remaining unused or unpaid, and coverage by any OncoCyte employee benefit plans available for all OncoCyte employees generally, through March 22, 2017 when her employment terminates.

Under the Agreement, we have agreed to extend to February 28, 2018 the expiration date of Dr. Chapman’s employee stock options that are vested on the termination date of her employment. In consideration of the extension of the expiration of date of her vested stock options, Dr. Chapman has agreed that until May 31, 2017 she will not, without our prior written consent, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or enter into any short sale, hedging or similar transactions with respect to, any “Lock-up Shares,” as defined in the Agreement with reference to her vested stock options. Dr. Chapman may, however, enter into a 10b5-1 planned sale agreement provided that any sale transactions do not take place prior to May 31, 2017.

Under the Agreement, Dr. Chapman has also agreed to release OncoCyte, BioTime, Inc. (“BioTime”), BioTime subsidiaries, and each of their respective former, current or future officers, directors, employees, agents, fiduciaries, shareholders, insurers, and benefit plans from any and all claims, liabilities, causes of action, damages, losses, demands or obligations relating to or based upon, in whole or in part, her employment or termination of employment.  She has also agreed to maintain the confidentiality of, and not to disclose or use, confidential information of OncoCyte, BioTime or BioTime subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: March 2, 2017	By:	s/Russell Skibsted
Russell Skibsted
Chief Financial Officer